SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: August 18, 2000


                                   NELX, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



Kansas                        0-21210                  84-0922335
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)

                 10525 W. 23rd Place, Lakewood, Colorado 80215
           ----------------------------------------------------------
                                    (ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (304) 622-9599




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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          None.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


ITEM 5.   OTHER EVENTS

          a. The Company has acquired all of the issued and outstanding stock of Square Roots, Inc. of Bridgeport, West Virginia in exchange for one million shares of common stock of NELX, Inc. from Kenneth L. Curry, sole shareholder. Square Roots, Inc. is a sawmill and has been in operation for 3 years. It produces primarily dimensional lumber, cross ties, and landscaping timber for wholesalers in the West Virginia area.

          b. The Company has elected to change transfer agents effective September 1, 2000. The new transfer agent is Mountain Share Transfer, Inc., of 1625 Abilene, Broomfield, Colorado 80020. The telephone number is (303) 460-1149.


ITEM 6.   RESIGNATION AND APPOINTMENT OF DIRECTORS


          a. On July 26, 2000 Bruce Bowler resigned as an Officer and Director of the Company.

          b. On July 26, 2000, Kenneth L. Curry was appointed as a Director to serve until the next annual meeting of shareholders. Mr. Curry's business experience is as follows:

          Mr. Curry attended West Virginia University for a year studying forestry. He is a Certified Logger in West Virginia. He is principal in and President and Director of Square Roots, Inc., a logging and lumber company in Bridgeport, West Virginia, from inception in May 1997 to present. He was a director of NELX, Inc. from October 1997 to January 1999.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

          None.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 18, 2000                            NELX, Inc.


                                                  By:/s/Charles L. Stout
                                                  Charles L. Stout, President








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